EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(i)	Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc.;

(ii)	Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation;

(iii)	Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation;

(iv)	Registration Statement (Form S-8, No. 333-118529) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and the Amended and Restated Outside Directors’ Non-Qualified Stock Option Plan;

(v)	Registration Statement (Form S-8, No. 333-128047) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

(vi)	Registration Statement (Form S-8, No. 333-136339) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

(vii)	Registration Statement (Form S-8, No. 333-158957) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

(viii)	Registration Statement (Form S-3, No. 333-163109) of Psychiatric Solutions, Inc.; and

(ix)	Registration Statement (Form S-4, No. 333-163111) of Psychiatric Solutions, Inc.;
of our reports dated February 25, 2010, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 25, 2010